UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 21, 2010

Huntington Bancshares Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-34073	31-0724920
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

41 South High Street, Columbus, Ohio		43287
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-480-8300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 21, 2010, the Compensation Committee of Huntington’s Board of Directors approved a modification to the base salary for Mark E. Thompson, a named executive officer, effective as of January 1, 2010. Mr. Thompson’s annual base salary was increased by $160,000, with the entire increased amount to be paid in shares of Huntington common stock. With respect to each semi-monthly pay period, Mr. Thompson will receive the number of shares of common stock determined by dividing the amount of base salary (net of applicable tax withholdings) to be paid in common shares with respect to that pay period by the closing price of a share of Huntington common stock as reported on the NASDAQ Global Select Market on the pay date for such period, or if not a business day, the business day immediately preceding such date.

The shares will be paid under Huntington’s Second Amended and Restated 2007 Stock and Long-Term Incentive Plan in the form of restricted stock. The shares will be immediately 100% vested as of the pay date and will not be subject to any requirement of future service. The shares may not, however, be sold, transferred, pledged, assigned, or otherwise disposed of until the later to occur of (1) or (2) below:

(1) The date that is six months after the pay date; or
(2) The earliest to occur of the following events: (A) 6 months after the repayment of any loan issued to the company under the Troubled Asset Relief Program (“TARP”), (B) January 1, 2012, or (C) a change in control of the company;

provided that the company will release the shares in the event of the executive’s death. The Compensation Committee of the Board of Directors may, in its sole discretion and without the executive’s consent, terminate, modify or suspend this compensation structure at anytime. This modification to Mr. Thompson’s base salary was made to address the impact on Huntington’s executive compensation programs of the Interim Final Rule for TARP Standards for Compliance and Corporate Governance issued by the U.S. Department of the Treasury on June 15, 2009. Mr. Thompson’s compensation remains subject to the terms and conditions of this rule.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 22, 2010, at Huntington’s 2010 annual meeting of stockholders, Huntington’s stockholders approved an amendment to Huntington’s charter to increase the authorized number of shares of common stock from 1,000,000,000 to 1,500,000,000 shares. This amendment was duly advised and approved by the Board of Directors and submitted to the stockholders at Huntington’s 2010 annual meeting of stockholders held on April 22, 2010. This amendment became effective on April 23, 2010, upon the filing with and acceptance for record by the State Department of Assessments and Taxation of Maryland of the Articles of Amendment filed as Exhibit 3.1 hereto.

Also on April 22, 2010, Huntington’s Board of Directors adopted Amended and Restated Bylaws for the company, effective April 22, 2010. The Bylaws were amended and restated to: update the provisions regarding the annual stockholders meeting to remove the outdated references and to remove the requirement that the meeting be held during a specified 31 day window period (Section 1.01); clarify and update provisions for giving notice of stockholder meetings (Section 1.04); update the procedures for authorization of proxies (Section 1.07); remove references to classes of directors and the requirement that directors retire at age 75, and clarify methods of resignation from the board (Sections 2.03 and 2.04); add a new provision authorizing the board of directors to appoint a lead director having responsibilities established from time to time by the board (Section 2.11); authorize the lead director and the chief executive officer to call special meetings of the board of directors (Section 2.06); clarify and update notice procedures for board meetings (Section 2.07); and update Section 4.01 regarding executive and other officers. The foregoing description is qualified in its entirety by the text of the Amended and Restated Bylaws, a copy of which is attached hereto and filed as Exhibit 3.2.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 22, 2010, the following matters were voted upon and approved by the shareholders of Huntington Bancshares Incorporated (Huntington) at its 2010 Annual Meeting of Shareholders:

			Against/
		For	Withheld	Abstain	Non-Votes
1.	Election of five directors to serve terms expiring in 2011:
	David P. Lauer.	470,446,394	13,519,602		125,614,605
	Gerard P. Mastroianni	470,299,730	13,666,267		125,614,605
	Richard W. Neu	470,798,023	13,167,974		125,614,605
	Kathleen H. Ransier	449,894,315	34,071,681		125,614,605
	William R. Robertson	451,141,458	32,824,539		125,614,605
2.	Approve the Second Amended and Restated 2007 Stock and Long-Term Incentive Plan	345,392,011	134,938,279	3,635,707	125,614,605
3.	Approve an amendment to Huntington’s charter to increase the authorized common stock of Huntington from 1,000,000,000 to 1,500,000,000 shares	557,075,323	47,738,133	4,767,146
4.	Ratification of Deloitte & Touche LLP as independent auditors for Huntington for the year 2010.	600,024,551	7,491,636	2,064,414
5.	Non-binding advisory vote upon a resolution to approve the compensation of executives as disclosed in Huntington’s proxy statement dated February 26, 2010 for the 2010 Annual Meeting of Shareholders.	546,708,909	55,475,069	7,396,623

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit is furnished herewith:

Exhibit 3.1 – Huntington Bancshares Incorporated, Articles of Amendment dated April 23, 2010.

Exhibit 3.2 – Huntington Bancshares Incorporated, Amended and Restated Bylaws dated April 22, 2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huntington Bancshares Incorporated

April 27, 2010	By:	/s/ Richard A. Cheap

Name: Richard A. Cheap
Title: General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

3.1	Huntington Bancshares Incorporated, Articles of Amendment dated April 23, 2010.
3.2	Huntington Bancshares Incorporated, Amended and Restated Bylaws dated April 22, 2010.